UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 30, 2013

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee	37421
(Address of principal executive offices)	(zip code)

(423) 510-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry Into a Material Definitive Agreement

On June 30, 2013, Masland Carpets, LLC (“Masland”), a wholly owned subsidiary of The Dixie Group, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with Robert P. Rothman (the “Shareholder”), the sole shareholder of Robertex Associates, Inc. (“Robertex”). Pursuant to the terms of the Agreement, Masland acquired all the outstanding shares of capital stock of Robertex from the Shareholder for an aggregate purchase price of $6,262,150, plus additional consideration contingent upon growth in gross margins of selected products for five years subsequent to the acquisition.
The Agreement, which contains customary representations, warranties and covenants of the parties, is attached as Exhibit 2.1 and incorporated by reference into this Item 1.01.
In addition, the Company, its wholly owned subsidiaries, Candlewick Yarns, LLC, Fabrica International, Inc., and Masland and Wells Fargo Capital Finance, LLC and Bank of America, N.A. entered into a Fourth Amendment to Credit Agreement, dated July 1, 2013, to allow the transactions in connection with the acquisition by Masland of all the capital stock of Robertex and to add the machinery and equipment owned by Robertex to the borrowing base and security for loans under the Credit Agreement.
ITEM 2.01    Completion of Acquisition on Disposition of Assets
The information set forth in Item 1.01 of this Current Report is incorporated into this Item 2.01 by reference.
ITEM 8.01    Other Events
On July 1, 2013, the Company announced the acquisition of Robertex.
ITEM 9.01    Financial Statements and Exhibits
(d)    Exhibits
2.1    Securities Purchase Agreement dated as of June 30, 2013.
99.1    Press Release dated July 1, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2013	THE DIXIE GROUP, INC.

/s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer